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                                                                    EXHIBIT 23.9



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-25683) of our report dated February 28, 1997 (except with respect to the matter discussed in Note 13 to the consolidated financial statements, as to which the date is April 16, 1997) on our audits of the consolidated financial statements of Patterson Broadcasting, Inc. We also consent to the references to our firm under the captions "Experts".



                                        ARTHUR ANDERSEN LLP



New York, New York


July 2, 1997